Medistem Announces Modifications to Existing License Agreement

Changes Extend License Into Perpetuity and Allow Medistem to Focus Solely on Biotech Development While Retaining Cash Flows from Licensing Activities

SCOTTSDALE, AZ--(MARKET WIRE)—Jan 7, 2008 -- Medistem Laboratories, Inc. (OTC BB:MDSM.OB - News) (Frankfurt:S2U.F - News) announced today that it has modified its license agreement with the Institute of Cellular Medicine (“ICM”).  This modification had the effect of: (i) revising the royalty rate from 85% of ICM’s pretax income to 20% of ICM’s gross revenues; (ii) extending the term of the agreement from expiring in 2010 to perpetuity; and (iii) removing the Company’s obligation to fund ICM pursuant to the agreement.

The Company’s Board of Directors has been examining the strategy and structure of the Company’s licensing activities. After consultation with external management and consulting valuation experts, the Board of Directors determined it was in the best interests of the Company and its shareholders to alter the ICM licensing arrangement from one based on pre-tax income to one based on gross revenues. Additionally, with the removal of the Company’s obligation to fund ICM from the licensing agreement, ICM will no longer be consolidated in the financial statements of the Company. These events will allow management of the Company to focus on its biotech endeavors while retaining cash flows related to the ICM license.

Medistem’s Chief Financial Officer Steve Rivers said, “With the revised agreement, we no longer have to focus our efforts on monitoring spending and financial controls of our foreign licensee, allowing us to shift management’s efforts toward developing our biotech business.   We also have removed the risk associated with being obligated to fund the licensee during periods of expansion or business downturn.”  Rivers concluded, “The revised license agreement, according to the outside valuation firm, will provide roughly equivalent cash flows to Medistem while reducing the Company’s risk exposure.  Thus, the combination of reducing risk exposure and managerial responsibilities while maintaining a similar revenue stream makes this license modification an exciting and important step in the evolution of our organization.”

About Medistem Laboratories, Inc.

Medistem Laboratories is a biotechnology company that discovers, develops, and commercializes adult stem cell products that address serious medical conditions. While drug discovery and development is its primary focus, Medistem has compiled a body of proprietary technologies it outlicenses to commercial entities in markets where stem cell administration is permissible. Due to its licensee relationships and collaborative efforts with respected institutions, Medistem believes it is well positioned to be a leading developer of adult stem cell products.

Cautionary Statement

This document does not constitute an offer to sell or a solicitation of an offer to buy any of our securities. This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include projections of matters that affect revenue, the ability to develop or license certain technologies and receive associated licensing fees; operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: the company’s ability to anticipate future license fees, technology development limitations, intense competition, risk of business interruption, management of rapid growth, need for additional financing, regulatory approvals and requirements, dependence on key personnel and research, management and other administrative costs.

These factors are discussed in greater detail in the company's quarterly and annual periodic reports, all as filed with the Securities and Exchange Commission.

Medistem Laboratories, Inc.

Chris McGuinn

602-318-3535

http://www.medisteminc.com